                        Consent of Auditor

I hereby consent to the use in this Form 10-KSB for Corporate
Development Centers Inc., of my reports dated January 25, 2000, relating to the December 31, 1999, and 1998 financial statements of Corporate Development Centers Inc.


/s/ Ted A. Madsen
Ted A. Madsen
Salt Lake City, Utah
February 5, 2001